UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2005

GENESIS HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50351	20-0023783

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East State Street, Kennett Square, PA 19348
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 610-444-6350

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

     On October 10, 2005, our Compensation Committee approved (i) the grant of 2,357 shares of restricted stock under our 2003 Stock Incentive Plan to each of our non-employee directors, and (ii) the fiscal 2006 performance measures for the payment of bonuses to our senior officers, including our named executive officers (other than our chief executive officer), under our Incentive Compensation Program. Our Compensation Committee also authorized our chief executive officer to determine fiscal 2006 base salary increases for our named executive officers (other than the chief executive officer) up to a certain amount.

     Non-Employee Director Awards. Each grant of restricted stock represents a value of $95,000 based upon the market value of our common stock on September 30, 2005, our fiscal year-end, and will be made on December 1, 2005. The restricted stock will vest on December 1, 2008. Our Compensation Committee is responsible for determining the grant of equity-based awards under our equity plans and our Nominating and Corporate Governance Committee is responsible for determining overall director and board committee member compensation for our non-employee directors. Our Compensation and Nominating and Corporate Governance Committees, with the assistance of our outside advisor, Mercer Human Resources Consulting, continue to review our director compensation program and practices for fiscal 2006 and may approve additional compensation for that period.

     2006 Performance Measures. Our Compensation Committee has established performance measures for the payment of bonuses to our named executive officers (other than our chief executive officer) under our Incentive Compensation Program for fiscal 2006. Each named executive officer (other than our chief executive officer) will be eligible to receive 25% of 2006 base salary upon the achievement of certain financial targets (including fiscal 2006 EBITDA and return on invested capital levels) and 15% of 2006 base salary upon the achievement of certain operational targets (including fiscal 2006 clinical and human resource objectives). Additionally, each named executive officer (other than our chief executive officer) will be eligible to receive a proportional share of 25% of our excess pre-tax earnings (after all non-corporate Incentive Compensation Program payouts), up to a maximum of 20% of 2006 base salary.

     NEO 2006 Base Salary. Our Compensation Committee, with the assistance of Mercer Human Resources Consulting, has authorized our chief executive officer to increase fiscal 2006 base salary levels for each of our named executive officers (other than the chief executive officer) up to a certain amount. Our chief executive officer continues to review the proposed increases to fiscal 2006 named executive officer base salary compensation.

     After consultation with Mercer Human Resources Consulting, our Compensation and Nominating and Corporate Governance Committees continue to review fiscal 2006 base salary and performance measures for our chief executive officer.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2005	GENESIS HEALTHCARE CORPORATION

	By:	/s/ James V. McKeon

	Name:	James V. McKeon
	Title:	Chief Financial Officer